Exhibit 99.1

Press Release

SANTANDER HOLDINGS USA, INC. ANNOUNCES CASH TENDER OFFER

FOR UP TO $255,000,000 IN AGGREGATE PRINCIPAL AMOUNT OF

CERTAIN SENIOR NOTES

BOSTON, November 30, 2020 – Santander Holdings USA, Inc. (“SHUSA” or the “Company”) today announced the commencement of a cash tender offer (the “Offer”) for up to $255,000,000 (as it may be increased by the Company, the “Maximum Amount”) in aggregate principal amount of its 4.450% Senior Notes Due 2021 and 3.700% Senior Notes due 2022 (collectively, the “Notes”) at the purchase price indicated below. In addition, holders whose Notes are purchased pursuant to the Offer will be paid accrued and unpaid interest on the applicable series of Notes from, and including, the most recent interest payment date for such series of Notes prior to the applicable settlement date to, but not including, the applicable settlement date (“Accrued Interest”).

				Dollars per $1,000 Principal Amount of Notes
Title of Security	Security Identifiers	Principal Amount Outstanding	Acceptance Priority Level	Tender Offer Consideration	Early Participation Amount(1)	Total Consideration(1)
3.700% Senior Notes due 2022	CUSIP: 80282KAT3 ISIN: US80282KAT34 CUSIP: 80282KAK2 (144A) ISIN: US80282KAK25 (144A) CUSIP: U8029KAA0 (Reg S) ISIN: USU8029KAA08 (Reg S)	$847,881,000	1	$1,006.50	$30	$1,036.50
4.450% Senior Notes due 2021	CUSIP: 80282KAU0 ISIN: US80282KAU07	$605,990,000	2	$1,006.00	$30	$1,036.00

(1)

The Total Consideration payable for each series of Notes includes the Early Participation Amount and will be a price per $1,000 principal amount of such series of Notes validly tendered in the Offer at or prior to the Early Participation Date for the Offer and accepted for purchase by us. Holders whose Notes are accepted will also receive Accrued Interest on such Notes.

The Offer is being made pursuant to an Offer to Purchase, dated today, which contains detailed information concerning the terms of the Offer. Capitalized terms used in this announcement but not defined have the meanings given to them in the Offer to Purchase. Holders are advised to check with any bank, securities broker or other intermediary through which they hold the Notes to determine when such intermediary would require receipt of instructions from a holder in order for that holder to be able to participate in the Offer before the deadlines described herein. The deadlines set by any such intermediary and The Depository Trust Company for the tender of Notes may be earlier than the deadlines specified herein.

The Offer will expire at 11:59 p.m., New York City time, on December 28, 2020 unless extended or earlier terminated by SHUSA (the “Expiration Date”). Holders of Notes that are validly tendered at or prior to 5:00 p.m., New York City time, on December 11, 2020 (unless extended by the Company in its sole and absolute discretion) (such date and time, as the same may be extended, the “Early Participation Date”), and not validly withdrawn, and accepted for purchase by the Company will receive the applicable Total Consideration for their Notes set forth in the table above, which includes the Early Participation Amount. Holders validly tendering their Notes after the Early Participation Date, but at or prior to the Expiration Date, will be eligible to receive the applicable “Tender Offer Consideration,” which is an amount equal to the applicable Total Consideration less the Early Participation Amount. In addition, payments for Notes purchased will include Accrued Interest on such Notes.

Tendered Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on December 11, 2020 (unless extended by the Company in its sole and absolute discretion) (such date and time, as the same may be extended, the “Withdrawal Date”), but not thereafter unless otherwise required by applicable law. The Company will accept for payment, and thereby purchase, all Notes validly tendered and not validly withdrawn pursuant to the Offer at or prior to the Expiration Date, subject to the Maximum Amount and based on the Acceptance Priority Levels set forth in the table above, subject to proration (if applicable), provided that Notes tendered at or prior to the Early Participation Date will be accepted for purchase in priority to Notes tendered after the Early Participation Date, but at or prior to the Expiration Date, regardless of the priority of the series of such later tendered Notes. If, on the Early Payment Date, Notes are purchased in the Offer representing an aggregate principal amount that is equal to the Maximum Amount for the Offer, no additional Notes will be purchased in the Offer, and there will be no final settlement date for the Offer.

SHUSA reserves the right, but is under no obligation, to increase the Maximum Amount at any time, subject to compliance with applicable law, which could result in SHUSA purchasing a greater aggregate principal amount of Notes in the Offer. There can be no assurance that SHUSA will exercise its right to increase the Maximum Amount. If SHUSA increases the Maximum Amount, it does not expect to extend the Withdrawal Date, subject to applicable law. Accordingly, holders should not tender any Notes that they do not wish to have purchased in the Offer.

SHUSA is making the Offer in order to retire Notes prior to their maturity. SHUSA will fund the purchases of Notes from available cash on hand. The Offer is conditioned upon the satisfaction of certain customary conditions described in the Offer to Purchase. The Offer is not conditioned upon the tender of any minimum principal amount of Notes. Subject to applicable law, SHUSA may, at its sole discretion, waive any condition applicable to the Offer and may extend the Offer. Under certain conditions and as more fully described in the Offer to Purchase, SHUSA may terminate the Offer before the Expiration Date.

SHUSA has appointed Santander Investment Securities Inc. to act as dealer manager for the Offer, and has retained D.F. King & Co., Inc. to serve as the tender agent and information agent. Requests for documents may be directed to D.F. King & Co., Inc. by email at santander@dfking.com or by telephone at +1 212-269-5550 (banks and brokers) or +1 800-814-2879. Questions regarding the Offer may be directed to Santander Investment Securities Inc. at (855) 404-3636.

This announcement is not an offer to purchase or a solicitation of an offer to purchase. The Offer is being made solely by SHUSA pursuant to the Offer to Purchase. The Offer is not being made to, nor will SHUSA accept tenders of Notes from, holders in any jurisdiction in which the Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Santander Holdings USA, Inc. (SHUSA) is a wholly-owned subsidiary of Madrid-based Banco Santander, S.A. (NYSE: SAN) (Santander), a global banking group with 147 million customers in the U.S., Europe and Latin America. As the intermediate holding company for Santander’s U.S. businesses, SHUSA is the parent organization of five financial companies with approximately 15,000 employees, 5 million customers, and $150 billion in assets as of September 2020. These include Santander Bank, N.A., Santander Consumer USA Holdings Inc. (NYSE: SC), Banco Santander International of Miami, Santander Securities LLC of Boston, Santander Investment Securities Inc. of New York, and several other subsidiaries.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, or future events are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “looking forward,” “would,” “hopes,” “assumes,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends,” and similar words or phrases. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties that are subject to change based on various important factors and assumptions, some of which are beyond our control. Among the factors that could cause actual results to differ from those reflected in forward-looking statements include, without limitation, the risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Readers are cautioned not to place undue reliance on the Company’s forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Any forward-looking statements only speak as of the date of this press release, and we undertake no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Disclaimer

This announcement must be read in conjunction with the Offer to Purchase. This announcement and the Offer to Purchase (including the documents incorporated by reference therein) contain important information which must be read carefully before any decision is made with respect to the Offer. If any holder of Notes is in any doubt as to the action it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offer. None of SHUSA, the dealer manager, the tender and information agent, or any person who controls or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether holders of Notes should participate in the Offer.

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FINANCIAL CONTACT:

Evan Black

Investor Relations

800-493-8219

InvestorRelations@santanderconsumerusa.com

MEDIA CONTACTS:

Laurie Kight

Media Relations

214-801-6455

mediarelations@santander.us

Nancy Orlando

Media Relations

617-757-5765

mediarelations@santander.us